Exhibit (d)(5)

                            REVISED APPENDIX A TO THE
                              SUBADVISORY AGREEMENT
                              ---------------------


Series I Funds (Effective: February 13, 2003):
---------------------------------------------

Black Diamond Principal Protected 500 Series I
Black Diamond Principal Protected 100 Series I
Black Diamond Principal Protected 2000 Series I
Black Diamond Principal Protected 400 Series I
Black Diamond Principal Protected LS Series I


Series II Funds (Effective: September 2, 2003):
----------------------------------------------

Black Diamond 500 Protected Growth Fund II
Black Diamond 100 Protected Growth Fund II
Black Diamond 2000 Protected Growth Fund II
Black Diamond 400 Protected Growth Fund II
Black Diamond Total Index Protected Growth Fund II
Black Diamond LS Protected Growth Fund II

                                      A-1
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COMPENSATION
------------

--------------------------------------------------------------------------------
INDEX FUNDS                                            COMPENSATION (AS A
                                                       PERCENTAGE OF THE
                                                       AGGREGATE AVERAGE DAILY
                                                       NET ASSETS OF ALL THE
                                                       INDEX FUNDS AT AN
                                                       ANNUALIZED RATE ACCORDING
                                                       TO THE FOLLOWING FEE
                                                       SCHEDULE)
--------------------------------------------------------------------------------
Black Diamond Principal Protected 500 Series I         0.50% of the first $2
Black Diamond Principal Protected 100 Series I         billion, 0.45% of the
Black Diamond Principal Protected 2000 Series I        excess over $2 billion up
Black Diamond Principal Protected 400 Series I         to $3 billion, 0.40% of
                                                       the excess over $3
Black Diamond 500 Protected Growth Fund II             billion up to $4 billion
Black Diamond 100 Protected Growth Fund II             and 0.35% of the excess
Black Diamond 2000 Protected Growth Fund II            over $4 billion.
Black Diamond 400 Protected Growth Fund II
Black Diamond Total Index Protected Growth Fund II
--------------------------------------------------------------------------------
LS FUNDS                                               COMPENSATION (AS A
                                                       PERCENTAGE OF THE AVERAGE
                                                       DAILY NET ASSETS OF EACH
                                                       LS FUND AT AN
                                                       ANNUALIZED RATE ACCORDING
                                                       TO THE FOLLOWING FEE
                                                       SCHEDULE)
--------------------------------------------------------------------------------
Black Diamond Principal Protected LS Series I          0.125%, plus an amount
Black Diamond LS Protected Growth Fund II              equal to 12.5% of the
                                                       amount by which the
                                                       return of the Fund at
                                                       each calendar quarter-end
                                                       exceeds the highest
                                                       previous calendar
                                                       quarter-end return of the
                                                       Fund.
--------------------------------------------------------------------------------

If during the term of this Agreement, the Subadviser charges a lower fee to any other comparable client or account (taking into account, among other things, amounts under management, level of costs associated with implementing trading strategies, related administrative requirements and expenses, and other relevant factors) other than "Governmental Clients" (as defined below), the Subadviser shall reduce its fees under this Agreement to the lowest comparable fee rate it charges such other comparable client or account and any reduction in the Subadviser's fee hereunder shall relate back and be effective as of the earliest date such lower fee was charged to such other client or account. For purposes of this Agreement, the term "Governmental Client" shall mean and include any client of the Subadviser that is a federal, state or local governmental or quasi-governmental entity, or any agency, division, subdivision, unit or instrumentality thereof, or pension plan or trust relating thereto, including, without limitation, the California Public Employees Retirement System.


Appendix Amended:  September 2, 2003

                                      A-2